EXHIBIT 32.0
NEW YORK COMMUNITY BANCORP, INC.

CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of New York Community Bancorp, Inc. (the “Company”) on Form 10-Q for the period ended March 31, 2024 as filed with the Securities and Exchange Commission (the “Report”), the undersigned certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the period covered by the Report.

DATE: May 10, 2024	BY:	/s/ Joseph Otting
Joseph Otting
President and Chief Executive Officer
(Principal Executive Officer)

DATE: May 10, 2024		/s/ Craig Gifford
Craig Gifford
Senior Executive Vice President and Chief Financial Officer
(Principal Financial Officer)